EXHIBIT 23


                                CROWE CHIZEK





                       CONSENT OF INDEPENDENT AUDITORS



As independent certified public accountants, we hereby consent to the incorporation by reference of our opinion dated October 23, 1997 accompanying the consolidated financial statements of First Federal Bancorp, Inc., as contained in the Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997, in the Registration Statements on Form S-8 previously filed by First Federal Bancorp, Inc., with the Securities and Exchange Commission on July 17, 1995, and on February 1, 1994.



                                       /s/ Crowe, Chizek and Company LLP
                                       Crowe, Chizek and Company LLP


December 26, 1997
Columbus, Ohio